Exhibit 8

Extract of the Minutes of a Meeting of the Board of Directors of HSBC Holdings plc held by video-conference at 13:30 GMT on Thursday, 18 February 2021.

12.03 Debt	Programme & US Shelf Authority Renewal

•	After careful consideration, it was resolved:

Part B

US Shelf

1.

THAT the Company should renew its US shelf registration statement (the “US Shelf”) for the issue of senior debt, subordinated debt, contingent capital securities and ordinary shares (in connection with contingent capital securities) by means of filing with the Securities and Exchange Commission a registration statement on Form F-3.

2.	THAT the Directors be authorised to sign the US Shelf on behalf of the Company (such signatures being conclusive evidence that the Directors have approved the US Shelf).

3.	THAT authority be and is hereby delegated (in substitution to any Committee of the Board which may be in existence with responsibility for the renewal of the US Shelf):

(a)

to any Shelf Authorised Person (as defined below), each as agent of the Company, with full power, authority and discretion to act on behalf of the Company in connection with the US Shelf, and the issue of ordinary shares in the capital of the Company (subject to the limitations of the relevant authorities in respect thereof granted by the Company’s shareholders in general meeting) pursuant to the conversion of contingent convertible securities issued under the US Shelf upon the occurrence of a capital adequacy trigger event thereunder (“Conversion Shares”), including, without limiting the generality of the foregoing:

(i)	to renew and from time to time update, amend or supplement the US Shelf, including (without limitation) entering into or authorising the issue of new documents or amending existing documents; and

(ii)

from time to time to approve any terms and documentation and to do all other acts or things which the Shelf Authorised Person considers necessary or desirable in connection with the US Shelf or the issuance of any Conversion Shares, including (without limitation) the Detailed Powers (as defined below); and

(b)

to any Shelf Issue Authorised Person (as defined below), each as agent of the Company, with full power, authority and discretion to act on behalf of the Company in connection with any issue to be made under the US Shelf, including, without limiting the generality of the foregoing:

(i)	from time to time to approve the making of any issue of securities under the US Shelf (the “US Shelf Securities”); and

(ii)

from time to time to approve any terms and documentation and to do all other acts or things which the Shelf Issue Authorised Person considers necessary or desirable in connection with the issue of any US Shelf Securities, including (without limitation) the Detailed Powers (as defined below); and

(c)

to any Shelf Authorised Person to delegate to any person approved by such Shelf Authorised Person (subject to prior approval of such person by the Group Chief Financial Officer) his or her powers under sub-paragraphs (a)(i) and (ii) and sub- paragraphs (b)(i) and (ii) of this Resolution within such parameters, if any, as such Shelf Authorised Person shall, in his or her discretion, determine and, in connection with such a delegation, to appoint such delegate the attorney of the Company and the Board hereby appoints such delegate as the attorney of the Company.

4.

THAT the Company grant a power of attorney in favour of any Shelf Authorised Person, authorising him or her, acting alone, to execute on behalf of the Company as a deed any document which may by any applicable law be executed as a deed in connection with the US Shelf that has been approved pursuant to sub-paragraph (a) or (b) of Resolution 3 above.

5.

THAT the Board ratify any actions taken prior to the date of these Resolutions in connection with the update of the US Shelf (including, without limitation, the filing of any notifications with the UK Prudential Regulation Authority in connection therewith).

6.

THAT, to the extent not otherwise expired or revoked, the resolutions regarding the renewal of the US Shelf detailed in Part C of sub-paragraph 07.3 of paragraph 18/07 of the minutes of the meeting of the Board of Directors of the Company on 19 January 2018 at 8.30 (GMT) are hereby revoked in their entirety (without prejudice to any matter, action or thing authorised, approved, undertaken or otherwise carried out pursuant to such resolutions).

For the benefit of any person dealing with the Company, any Relevant Determination or Certificate (as defined below) by any Shelf Authorised Person or Shelf Issue Authorised Person or by the Group Company Secretary or by the Deputy Group Company Secretary or by the Assistant Group Company Secretary shall be conclusive and any such person dealing with the Company shall be entitled to rely upon such determination or certificate.

For the purpose of the Resolutions in this Part B:

“Detailed Powers” means the powers to:

(a)

in the name and on behalf of the Company, approve and authorise the preparation, entry into, execution, delivery and issue of any and all such notes, bonds, securities, contracts, deeds, guarantees, indemnities, counter-indemnities, indentures, agreements (including terms agreements and underwriting agreements), certificates, conditions of the securities, documents, powers of attorney and other instruments, and any and all announcements, notices, registration statements, amendments or supplements to registration statements (including any post-effective amendments, including to register additional types of securities or to reflect any loss of status as a “well-known seasoned issuer”), information memoranda, offering memoranda, issuer free writing prospectuses, offering circulars, placement memoranda or similar documents in connection with the US Shelf;

(b)

appoint third parties and/or affiliates of the Company to act as issuing and paying agents, fiscal agents, calculation agents, agents for service of process, trustees, underwriters, placement agents or dealers, listing agents, depositaries, registrars, authorised representatives (including authorised representatives of the Company in the United States) or in any other capacity in connection with the US Shelf;

(c)

approve and authorise the Company to participate in or obtain the benefit of any credit guarantee scheme or arrangement or other arrangement providing credit support in connection with the US Shelf, and in connection therewith to approve and authorise any application, indemnity, counter-indemnity or other document or instrument;

(d)

authorise the affixing of the Company’s seal to any document and to authorise the execution of any document as a deed (including any power of attorney) in connection with the US Shelf; and the Board itself hereby authorises the affixing of the Company’s seal to any document the affixing of the Company’s seal to which, or the execution as a deed of which, is so authorised by a Shelf Authorised Person or Shelf Issue Authorised Person, as the case may be;

(e)

authorise any person to do such acts and things (including the execution of any document on behalf of the Company) in connection with the US Shelf as may be specified by any Shelf Authorised Person or Shelf Issue Authorised Person, as the case may be;

(f)

cause to be made all applications, consents, notices, qualifications, filings and reports with all prospectus authorities, stock exchanges, listing authorities, governmental authorities, regulatory authorities or similar authorities in connection with the US Shelf; and

(g)

take such other steps as any Shelf Authorised Person or Shelf Issue Authorised Person, as the case may be, may consider desirable in connection with the US Shelf (including exercising any rights of the Company under the terms of any securities issued under the US Shelf).

“Relevant Determination or Certificate” means a determination or a certificate as to whether or not:

(a)

any transaction is an establishment, update, amendment or supplement of the US Shelf and/or an issue under the US Shelf and/or in connection with the US Shelf for the purposes of these resolutions; and/or

(b)

there has been delegated to any person pursuant to paragraph 3.(c) of the Resolution 3 all or any of the powers of any Shelf Authorised Person under paragraph 3.(a) and (b) of Resolution 3 and, if so, whether or not that person (i) is a person who was approved by the Group Chief Financial Officer in accordance with paragraph 3.(c) and/or (ii) is acting within the scope of the relevant delegation; and/or

(c)

any person is a senior executive nominated by the Group Chairman, Group Chief Executive Officer or Group Chief Financial Officer for the purposes of the definition of “Shelf Issue Authorised Person” below.

“Shelf Authorised Person” means any Executive Director, the Group Company Secretary, the Group Treasurer, the Group Head of Capital Management or other senior executive nominated by the Group Chairman, Group Chief Executive Officer or the Group Chief Financial Officer.

“Shelf Issue Authorised Person” means any Shelf Authorised Person, the Group Chief Accounting Officer or the Deputy Group Chief Accounting Officer.

“US Shelf” shall include but not be limited to the US Shelf as updated, amended or supplemented from time to time.

“in connection with the US Shelf” shall include but not be limited to references to in connection with any update of or amendment or supplement to the US Shelf and in connection with any issue under the US Shelf.